July 1, 1997


Adelphia Communications Corporation
5 West Third Street
Coudersport, Pennsylvania  16915

 Re: Purchase of 13% Cumulative Exchangeable Preferred Stock Due 2009, Series A

Gentlemen:

         The undersigned hereby agrees to purchase directly from you, and you agree to sell to the undersigned, upon the terms and subject to the conditions set forth herein, 550,000 shares (the "Shares") of the 13% Cumulative Exchangeable Preferred Stock Due 2009, Series A, par value $.01 per share (the "Exchangeable Preferred Stock"), of Adelphia Communications Corporation, a Delaware corporation (the "Company"), at a purchase price of $98.842 per share. Each capitalized term used herein without being defined herein shall have the meaning ascribed to it in that certain purchase agreement, of even date herewith, among the Company and Smith Barney Inc., Bear, Stearns & Co., Inc., NationsBanc Capital Markets, Inc. and TD Securities (USA) Inc. (the "Initial Purchasers"), with respect to the offering and sale of 950,000 shares of the Exchangeable Preferred Stock (the "Purchase Agreement").

         The parties hereto agree that the undersigned is entitled to rely on the representations and warranties made by the Company in the Purchase Agreement; provided, however, that the undersigned represents and warrants to the Company that such representations and warranties are true and correct to the best of its knowledge.

         The purchase and sale of the Shares as contemplated hereby shall take place on the Closing Date concurrently with the closing on the Exchangeable Preferred Stock with the Initial Purchasers. No commissions or discounts shall be paid to any placement agent for such purchase or sale of the Shares. The Shares shall be purchased and shall be held for investment.

         The obligations of the parties hereto are conditioned upon (i) the concurrent closing on the purchase and sale of the Exchangeable Preferred Stock as contemplated by the Purchase Agreement, and (ii) the execution by the Company and the Initial Purchasers of the Exchangeable Preferred Stock Registration Rights Agreement; provided that, upon execution thereof by the undersigned, the undersigned shall have rights to registration with respect to any shares of 13% Cumulative Exchangeable Preferred Stock Due 2009, Series B (the "Series B Shares") which it may receive in a private exchange offer with the Company as though such Series B Shares were Shares. This Agreement shall be terminated without liability on the part of any party hereto in the event that the Purchase Agreement is terminated.

         This Agreement shall be effective upon execution and delivery, by the parties thereto, of the Purchase Agreement.

         This Agreement may be executed in one or more counterparts each of which, taken together, shall constitute one and the same agreement.

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         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                                                     Very truly yours,

                                                     HIGHLAND HOLDINGS


                                                     By: /s/ James P. Rigas
                                                     Its: General Partner



Agreed to and accepted by

ADELPHIA COMMUNICATIONS CORPORATION


By:  /s/ James Brown
Its:  VP